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                                                                   EXHIBIT 11.1

                               METROCALL, INC.

                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)



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
                                                                   For the Quarter ended March 31,
                                                                   -------------------------------
                                                                        1997               1998
                                                                   ------------       ------------
Net loss                                                           $   (11,748)       $   (28,200)
  Preferred dividends                                                   (1,560)            (2,348)
                                                                   ------------       ------------
Net loss attributable to common stockholders                       $   (13,308)       $   (30,548)
                                                                   ============       ============


Weighted-average shares outstanding:
  Shares outstanding, beginning of period                           24,521,135         40,548,414
  Shares issued in acquisitions                                        302,059                -
  Shares issued in settlement of litigation
   related to the ProNet Merger                                            -              270,000
  Shares issued in employee stock purchase plan                         35,203             48,134
                                                                   ------------       ------------
  Weighted-average shares outstanding                               24,858,397         40,866,548
                                                                   ============       ============

Loss per share attributable to common stockholders                 $     (0.54)       $     (0.75)
                                                                   ============       ============
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